UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 29, 2014

REAL ESTATE ASSOCIATES LIMITED VI

(Exact name of registrant as specified in its charter)

California	0-13112	95-3778627
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

P.O. Box 91274 Los Angeles, California 90009
(Address of Principal Executive Offices, including zip code)

Registrant’s Telephone Number, Including Area Code:  (720) 387-8135

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01

Completion of Acquisition or Disposition of Assets

Real Estate Associates Limited VI, a California limited partnership (the “Registrant”), held a 90% limited partnership interest in Park Place Associates, a New Jersey limited partnership (the “Partnership”).

As previously disclosed, on June 13, 2014, the Registrant entered into an Assignment and Assumption Agreement by and among the Registrant, Park Place Limited Partner, LLC, a Delaware limited liability company (“Assignee”) and Park Place Preservation, a Delaware limited liability company, the General Partner of the Partnership, pursuant to which Registrant and agreed to assign 100% of its interests in the Partnership to a third party in exchange for a payment of $900,000 (the “Assignment and Assumption Agreement”).

On September 29, 2014, the Registrant assigned its interests in the Partnership to the Assignee pursuant to the Assignment and Assumption Agreement.  The Registrant no longer holds any interest in the Partnership and has no rights, obligations or liabilities related thereto.

As a result of the assignment, the Registrant received $900,000.  The Registrant’s investment in the Partnership was $1,039,000 as of June 30, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE ASSOCIATES LIMITED VI

By: National Partnership Investments, LLC Corporate General Partner By: /s/ Joseph Dryden
Joseph Dryden
V.P. of Finance/CFO

     DATED:  October 1, 2014